Exhibit 10.1

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT is made as of October 13, 2004, by and between Quik Drive, U.S.A., Inc., a Tennessee corporation, Quik Drive Canada Inc., an Ontario corporation, and G. Lyle Habermehl, on the one hand, and Simpson Strong-Tie Company Inc., a California corporation, and Simpson Manufacturing  Co., Inc., a Delaware corporation, on the other hand, with reference to the following facts:

The parties hereto have entered into that certain Asset Purchase Agreement dated as of September 9, 2004 (the “Agreement”).  PricewaterhouseCoopers LLP has advised Buyer that the amount of the purchase price that should properly be allocated to the Habermehl Patent Rights differs from that stated in the Agreement.  The parties desire to amend the Agreement to reflect that advice and to make other minor changes.  Capitalized terms used and not otherwise defined herein have the meanings respectively ascribed to them in the Agreement.

Accordingly, the parties hereby amend the Agreement, as follows:

1.                                       The last sentence of section 2.3.1 is amended to read, “At the Closing, the Deposit shall be returned to Buyer.”

2.                                       The first sentence of section 2.3.2 is amended to read,

“Subject to the other provisions of this section 2.3, at the Closing Buyer or its designee(s) shall pay, as part of the Purchase Price, to Sellers by wire transfer in accordance with such written instructions as Sellers may furnish to Buyer at least two business days prior to the Closing Date, the following amounts in cash:

Seller	Amount

Habermehl	$5,482,000

Quik Drive USA	19,900,307

Quik Drive Canada	4,617,693

Total	$30,000,000	”

3.                                       Clause (a) of the first sentence of section 2.8 is amended to read, “(a) $5,482,000 to the Habermehl Patent Rights,”.

4.                                       Buyer agrees that Buyer will not suffer or permit Quik Drive Australia to renew its Lease of real property at 13 Carnegie Place, Blacktown, New South Wales, Australia, on or after its expiration on August 24, 2005, unless Quik Drive USA shall be relieved and released from any liability resulting from any breach of or default under such Lease occurring on or after August 25, 2005.

5.                                       The Agreement shall continue in full force and effect, without change except only as is expressly set forth herein.

IN WITNESS WHEREOF, this First Amendment to Asset Purchase Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

SIMPSON STRONG-TIE COMPANY, INC.

BY:
G. Lyle Habermehl	Michael J. Herbert
Chief Financial Officer

QUIK DRIVE, U.S.A, INC.	SIMPSON MANUFACTURING CO., INC.

BY:	BY:
G. Lyle Habermehl	Michael J. Herbert
President	Chief Financial Officer

QUIK DRIVE CANADA, INC.

BY:
G. Lyle Habermehl
President